Exhibit 99.1

Contact: Barrier Therapeutics, Inc. Anne M. VanLent EVP & CFO (609) 945-1202
Lazar Partners Ltd. Gregory Gin, Investor Relations (212) 867-1762
Barrier Therapeutics Completes $31.9 Million Registered Direct Offering of Common Stock

Princeton, N.J., September 27, 2007 – Barrier Therapeutics, Inc. (NASDAQ: BTRX), a pharmaceutical company developing and commercializing products in the field of dermatology, today announced that it has completed the sale of approximately 5.5 million shares of its common stock through a registered direct offering for $5.75 per share with select institutional investors, resulting in gross proceeds of approximately $31.9 million.

“This equity financing helps ensure that Barrier Therapeutics has the necessary resources to continue to invest in the growth of our key commercial brands,” commented Geert Cauwenbergh, Ph.D., Chief Executive Officer of Barrier Therapeutics. “In addition, we have significantly strengthened our balance sheet as we continue partnering discussions for some of our core pipeline products, including Hyphanox in Phase 3, as well as, pramiconazole and Rambazole in Phase 2b development.”

All shares of the common stock offered by Barrier Therapeutics are pursuant to an effective registration statement filed with the Securities and Exchange Commission on May 17, 2006. J. P. Morgan Securities Inc. acted as the exclusive placement agent and Pacific Growth Equities, LLC acted as financial advisor.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Barrier Therapeutics

Barrier Therapeutics, Inc. is a pharmaceutical company focused on the development and commercialization of products in the field of dermatology. Barrier Therapeutics currently markets three pharmaceutical products in the United States: Xolegel™ (ketoconazole, USP) Gel, 2%, for seborrheic dermatitis; Vusion® (0.25% miconazole nitrate, 15% zinc oxide, 81.35% white petrolatum) Ointment, for diaper dermatitis complicated by documented candidiasis; and Solagé® (mequinol 2.0%, tretinoin 0.01%) Topical Solution, for solar lentigines. Barrier Therapeutics has other product candidates in various stages of clinical development for the treatment of a range of dermatological conditions, including onychomycosis, psoriasis, acne, skin allergies, and acute fungal infections. The company is headquartered in Princeton, New Jersey and has wholly owned subsidiaries in Geel, Belgium and Ontario, Canada. More information about Barrier Therapeutics can be found on its corporate website at: www.barriertherapeutics.com.

Xolegel, Vusion and Solagé are trademarks of Barrier Therapeutics, Inc.

Barrier Therapeutics Announces Second Quarter 2007 Financial Results	Page 2 of 2

Safe Harbor Statement

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated necessary resources to continue investment in the growth of Barrier’s commercial products. Forward-looking statements provide Barrier’s current expectations or forecasts of future events. Barrier’s performance and financial results could differ materially from those reflected in these forward-looking statements due to the marketplace acceptance of Barrier’s products, Barrier’s ability to execute its commercial and clinical strategy, the decisions of regulatory authorities, the results of clinical trials, and strategic decisions regarding its pipeline, general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries generally. For a discussion of these and other risks and uncertainties that may effect the forward-looking statements, please see the risk factors in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 which is on file with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Barrier undertakes no obligation to update publicly any forward-looking statement.

In addition, please note that success in clinical trials does not mean that subsequent trials will confirm earlier findings. No assessment of the efficacy or safety of any product candidate can be considered definitive until all clinical trials needed to support a submission for marketing approval are complete.